Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Adds to the Board of Directors and Grants Stock Options

Coeur d’Alene, Idaho – October 31, 2019– Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that Mr. William Matlack has joined the Company’s Board of Directors.

Mr. Matlack is a veteran geologist and metals and mining investment banker with Scarsdale Equities LLC. Over his 20-year career in the mining industry, working primarily with Santa Fe Pacific Gold Corp. (now Newmont Mining) and Gold Fields, Mr. Matlack was involved in the exploration and development of several world-class gold discoveries in Nevada and California. Later he was an equity research analyst in metals & mining with Citigroup and BMO Capital Markets. More recently, he was interim CEO and a director of Klondex Mines Limited during its transformation from an explorer to gold producer in Nevada.

Leigh Freeman, Timberline’s Chairman of the Board of Directors, commented, “Adding Bill to our Board gives us a breadth of expertise in capital markets and high-level project development that enhances our ability to raise capital and advance our projects.  We welcome Bill to our Board at this pivotal time for Timberline.”

In connection with his appointment to the Board, which is subject to review and approval of the TSX-V, Mr. Matlack has been granted 100,000 options to acquire common shares of Timberline.  The options have an exercise price equal to the fair market value of the stock at the time of the grant of US$0.08 per share, vest immediately, and have a term of five years.

The Company also announces that, pursuant to its stock option plan, it has granted stock options (the “Options”) to acquired up to an aggregate of 2,450,000 common shares to  directors and management of the Company.  The Options are exerciseable at a price of US$0.08 per common share for a period of five years from the date of the grant and are subject to TSX-V approval.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with Nevada Gold Mines, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also controls the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in

Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended Agreement and the joint venture contemplated thereby, anticipated exploration and potential of the Project, completion of the Offering, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com